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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2005

                        SkillSoft Public Limited Company
               (Exact Name of Registrant as Specified in Charter)

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
   Republic of Ireland                0-25674                       None
 (State or Other Juris-            (Commission                  (IRS Employer
diction of Incorporation           File Number)              Identification No.)
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
       107 Northeastern Boulevard
          Nashua, New Hampshire                                     03062
(Address of Principal Executive Offices)                          (Zip Code)
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       Registrant's telephone number, including area code: (603) 324-3000

       __________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The board of directors (the "Board") of SkillSoft Public Limited Company (the "Company") amended the Company's 2001 Outside Director Option Plan, effective as of December 31, 2005, to (i) amend the vesting schedule of the option for 25,000 ordinary shares granted to each director who is not an employee of the Company ("Outside Director") upon his or her initial election as a director such that the option vests in three equal annual installments rather than four equal annual installments and (ii) amend the vesting schedule of the option for 10,000 ordinary shares granted annually to each Outside Director who has been a director for at least six months such that it vests in full after one year rather than in four equal annual installments.

In connection with the Amendment, the Board also approved a cash compensation program for Outside Directors of the Company, effective as of February 1, 2006, subject to shareholder approval. If the cash compensation program is approved by the Company's shareholders, the Company will pay cash compensation to its Outside Directors as follows:

     -    each Outside Director will receive an annual retainer of $30,000;

     - the chairman of each of the Audit Committee and the Compensation Committee will receive an additional annual retainer of $7,500; and

     - each Outside Director and each member of any standing committee of the Board of Directors will receive a payment of $2,000 per Board or Committee meeting attended (including by conference telephone) beyond regularly scheduled meetings (up to a maximum of six non-regularly scheduled meetings per year for the Board and each Committee), provided that only one meeting payment would be made in the event such additional meetings of the Board and one or more Committees were held on the same day.

The Company has not previously paid cash compensation to any director for services as a member of the Board or Committee, other than reimbursements for expenses in attending meetings of the Board and Committees. The Company will continue to reimburse directors for expenses in attending meetings of the Board and Committees.

The Company's shareholders approved, on September 29, 2005, an increase in the total number of ordinary shares reserved for issuance under the Company's 2001 Outside Director Option Plan from 350,000 ordinary shares to 750,000 ordinary shares.

The full text of the Company's 2001 Outside Director Option Plan, as amended December 31, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On December 22, 2005, the Company made a one-time payment in the amount of $500,000 to Howard Edelstein, a director of the Company, in recognition of Mr. Edelstein's contributions in connection with the Company's settlements of its litigation with NETg and its securities class action litigation. As a result of the payment to Mr. Edelstein, the Board determined that Mr. Edelstein is no longer an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and the Board accepted Mr. Edelstein's resignation from each of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Edelstein will continue to serve as a director of

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the Company and four of the Company's seven directors will remain independent following the Company's payment to Mr. Edelstein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

               99.1 2001 Outside Director Option Plan (as amended December 31,
                    2005)

               99.2 Form of Director Option Agreement for initial grants under the 2001 Director Option Plan (as amended December 31, 2005)

               99.3 Form of Director Option Agreement for subsequent grants under the 2001 Director Option Plan (as amended December 31,
                    2005)

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SkillSoft Public Limited Company


Date: January 4, 2006                  By: /s/ Charles E. Moran
                                           ------------------------------------
                                           Charles E. Moran
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

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
Exhibit No.   Description
-----------   -----------
99.1          2001 Outside Director Option Plan (as amended December 31, 2005)
99.2          Form of Director Option Agreement for initial grants under the
              2001 Director Option Plan (as amended December 31, 2005)
99.3          Form of Director Option Agreement for subsequent grants under the
              2001 Director Option Plan (as amended December 31, 2005)
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